Exhibit 10.1

LEASE AGREEMENT

OFFICE BUILDING

THIS LEASE AGREEMENT (hereinafter referred to as this “LEASE”) dated May, 1 2015 is made and entered into by and between Sodium LLC , a Delaware limited liability company,  (hereinafter referred to as “Landlord”), having an office for purposes of notices hereunder at 2450 N Street, N.W., Washington, D.C., 20037  and Cogent Communications, Inc. a Delaware corporation (hereinafter referred to as “Tenant”), having an office for purposes of notices hereunder at2450 N Street, N.W., Washington, D.C., 20037

W I T N E S S E T H:

That for and in consideration of the rentals hereinafter reserved and of the mutual covenants and agreements hereinafter set forth, Landlord and Tenant hereby agree as follows:

CERTAIN DEFINITIONS

1.                                      As used in this Lease, the following terms shall have the following meanings:

(a)                                 Building. The land, office building, and appurtenant improvements, located at 2450 N Street, N.W., Washington, D.C., 20037

(b)                                 Demised Premises.                                            The net rentable area of the Demised Premises shall be approximately forty three thousand one hundred seventeen (43,117) square feet of space as shown on Exhibit A attached hereto (4,259 square feet on the first floor, 19,608 square feet on the fourth floor and 19,250 square feet on the fifth floor).

(c)                                  Lease Term.                             A period of five (5) years (the “Lease Term”, commencing on a date which Landlord and Tenant intend to be the latter of (a) May 1, 2015; or (b)commencement of the actual occupancy of the Demised Premises by Tenant hereinafter defined as the “Commencement Date”) and expiring at midnight on fifth year anniversary of the Commencement Date hereinafter referred to as the “Expiration Date”).

(d)                                 Fixed Annual Rent.                                       During the Lease Term, the aggregate amount of Fixed Annual Rent due Landlord from Tenant shall be Nine Hundred Ninety One Thousand Six Hundred Ninety One and 00/100 Dollars ($991,691.00) per Annum computed on the basis of Twenty Three and 00/100 Dollars ($23.00) per year per square foot of space. The fixed Annual Rent due during the Lease Term shall be payable in advance, without demand, notice, reduction or setoff, in equal monthly installments of

Eighty Two Thousand Six Hundred Forty and 92/100 Dollars ($ 82,640.92) (hereinafter referred to as the “Fixed Monthly Rent”).

(e)                                  Building Rentable Area. The total rentable area in the Building, as determined in accordance with the Building Owners and Managers Association (BOMA) standard method of measurement, is agreed to be Eighty Eight Thousand Eleven (88,011)square feet.

(f)                                   Forty Eight point nine nine percent (48.99%) being the proportion that the square footage of the Demised Premises which is specified above bears to the Building Rentable Area, hereafter “Tenant’s Operating Expense Percentage”.

(g)                                  Not used

(h)                                 Agent. The agent, if any, designated by Landlord from time to time for management of the Building and collection of the sums due hereunder, or any successor thereto appointed by Landlord. Tenant shall receive written notice of the appointment of, or any change in, the Agent.

(i)                                     Real Estate Taxes. The total of all taxes and assessments now or hereafter imposed, levied or assessed by any lawful authority upon or against the land, buildings and all other appurtenant improvements constituting the Building (whether such taxes and assessments are general, special or otherwise, ordinary or extraordinary, foreseen or unforeseen), including (without limitation) assessments for public and quasi-public improvements and any tax or excise hereafter imposed specifically upon the rents or gross receipts from the Building, but excluding any penalties, interest or other charges assessed as a result of delinquent payment or non-payment of all such aforesaid taxes and assessments. It is expressly understood and agreed that “increases” in such Real Estate Taxes shall include any increase resulting from a higher tax rate, from an increase in assessed valuation, from the imposition of special assessments, or from any other cause whatsoever. “Tax Year” shall mean the period (whether 12 months or less) with respect to which assessments of Real Estate Taxes are made by the taxing authorities having jurisdiction. Real Estate Taxes for each Tax Year shall be deemed to be the Real Estate Taxes payable in respect of such Tax Year, even though the levy or assessment thereof may be made during different Tax Years. Reasonable expenses, including attorneys’ fees and expert witness fees, incurred by Landlord in attempting to obtain a reduction of real Estate Taxes shall be added to and included in the amount of Real Estate Taxes, however, Landlord shall have no obligation to contest any levy or imposition of any Real Estate Taxes and may settle, compromise or abandon any contest with respect to the amount of any Real Estate Taxes in its sole discretion. Refunds of Real Estate Taxes received by Landlord, if any, shall accrue proportionately to Tenant’s benefit in accordance with Tenant’s space fraction in the Building.

Tenant is responsible for paying its portion of Real Estate Taxes calculated by multiplying total Real Estate Taxes by Tenant’s Operating Expense Percentage.

(j)                                    Lease Year. The first Lease year during the Lease Term shall be the period commencing at midnight on the day immediately preceding the Commencement Date and terminating at midnight on the last day of the twelfth (12th) full calendar month thereafter. Each subsequent Lease Year during the

Lease Term shall commence on the day immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year during the Lease Term shall terminate on the date that this Lease expires or is terminated.

DEMISING CLAUSE

2.                                      Landlord does hereby lease and demise the Demised Premises to Tenant, and Tenant does hereby hire, lease and take the Demised Premises from Landlord, for the Lease Term and upon the covenants and conditions herein set forth.

TERM

3.                                      The term of this Lease shall be the Lease Term defined in Section 1(c) above. Tenant hereby covenants and agrees to accept the Demised Premises on the Commencement Date and to surrender possession thereof on the Expiration Date or upon any other termination of this Lease.

RENT

4.                                      The Tenant covenants and agrees to pay rent to Landlord for use of the Demised Premises, without notice or demand from Landlord and without deduction, setoff, or counterclaim by Tenant, except as otherwise set forth herein, as follows:

(a)                             The Tenant shall pay to the Landlord a Fixed Annual Rent in the amount of $991,691.00 payable without deduction or set off in equal monthly installments (hereinafter referred to as Fixed Monthly Rent) of $ 82,640.92 in advance, the first installment of which is due and payable upon the Commencement Date of this Lease, with subsequent installments due and payable on the first day of each calendar month thereafter until the total rent provided for herein is fully paid. If the Commencement Date is a day other than the first day of the month, all rent shall be equal to the prorated portion of the rent for the current calendar month of the Lease Term.  The Tenant shall pay said rent and other amounts due hereunder to Landlord though an electronic funds transfer directly into the bank account specified by Landlord. Landlord shall enroll with Tenant’s electronic fund payment processor by using the link located at www.cogentco.com/eft.  If Landlord shall at any time accept a payment of rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions or be construed as a waiver of any of Landlord’s rights hereunder with respect to such late payment.

(b)                                 Not used

(c)                                  If any installment of rent accruing hereunder or other sums payable hereunder shall not be paid within ten (10) days of the due date, the rental and such other sums shall be increased, without affecting any of the Landlord’s other rights under this Lease, by a late rental charge equal to five percent (5%) of the delinquent installment. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent herein stipulated shall be deemed to be other than on account of the earlier stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

(d)                                 Not used

(e)                                  Tenant’s obligation to pay any rents reserved and other amounts payable hereunder which have not been fully liquidated and established as of the Expiration Date or other termination of this Lease shall survive termination hereof.

USE:                   ASSIGNMENT AND SUBLETTING

5.                                      (a)                                 Tenant will use and occupy the Demised Premises solely for general office purposes and operations of network operations center in accordance with applicable zoning regulations.  The Demised Premises will not be used for any other purpose whatsoever without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant will not use or occupy the Demised Premises for any unlawful, disorderly, or extra-hazardous purpose and will comply with all present and future laws, ordinances, regulations and orders of governmental entities having jurisdiction over the Demised Premises or the operation thereof.

(b) Tenant (i) will not assign, transfer, mortgage, or encumber this Lease without the prior written approval of Landlord, in its sole discretion, and (ii) will not sublet or rent (or permit occupancy or use of) the Demised Premises or any part thereof, without the prior written consent of Landlord as to each prospective sublessee, or other transferee, which consent shall not be unreasonably withheld in the case of a sublease or other transfer pursuant to which Tenant remains obligated to Landlord hereunder. It is expressly agreed that Tenant shall have the right to sublet, subrent or permit the use and occupancy of all or any part of the Demised Premises, provided that Tenant furnishes written notice thereof to Landlord, Tenant remains fully obligated to Landlord’s consent, not to be unreasonably withheld or delayed. No such assignment, transfer, or subletting shall be effectuated by operation of law or otherwise without the prior written consent of Landlord given in accordance with the provisions of this Section 5(b). Tenant hereby agrees that Landlord shall have the absolute right, without compensation to or subsequent consent from Tenant, to deal directly with and to relet such portion (including all) of the Demised Premises for Landlord’s own account to any prospective assignee, sublessee, or other transferee of tenant; provided, however, that Landlord shall release Tenant from its obligations hereunder to the extent that Landlord relets the Demised Premises to any such party. No consent by Landlord to any assignment, transfer, or subletting shall be construed as a waiver or release of Tenant from any of the terms of conditions of this Lease or from the requirement of again obtaining Landlord’s consent to any further assignment, transfer, or subletting unless such consent of Landlord expressly so states. For the purposes of this Lease, the following events (whether accomplished in one transaction or a series of transactions) shall be deemed to be a subletting, transfer or assignment of the Demised Premises or of this Lease: (i) any sale, transfer or other conveyance of stock or voting rights, or creation of new stock or voting rights, so as to alter or transfer effective control of a corporate tenant; or (ii) a conveyance or transfer of partnership interests, or the creation of new partnership interests, so as to alter or transfer effective control of a tenant which is a general or limited partnership. Notwithstanding the above, Tenant shall have the right to assign this Lease, without the consent of Landlord, to any entity which succeeds to substantially all of Tenant’s assets through sale, merger or otherwise.

(6)                                 Not Used

ALTERATIONS

(7)                                 (a) Tenant shall not make any structural alterations, improvements or additions to the Premises without first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. All alterations and improvements made by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of the Landlord, unless the Landlord shall, prior to termination of this Lease, provide written notice to Tenant to remove the same, in which event Tenant shall remove such alterations, improvements and/or additions and restore the Premises to the same good order and condition in which it was at the commencement of this Lease. If Tenant fails to do so, Landlord may do so, collecting at Landlord’s option the costs and expenses thereof from Tenant as additional rent.

(b)                                 If, notwithstanding the foregoing, any mechanic’s lien is filed against the Demised Premises, or the real property of which the Demised Premises are a part, for work claimed to have been done for Tenant or materials claimed to have been furnished to Tenant, then such mechanic’s lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic’s lien, Landlord may (at its option) discharge the same and treat the cost thereof as additional rent payable with the installment of fixed Monthly Rent next becoming due, but such discharge by Landlord shall not be deemed to waive or cure the default of Tenant in not discharging the same. Tenant shall indemnify and hold harmless Landlord from and against any and all expenses, liens, claims or damages to person or property which may arise by reason of the making of any such alterations, decorations, additions or improvements.

(c)                                  If any such major alteration, addition or improvement is made without the prior written consent of Landlord, Landlord shall, upon being notified of such work, either consent to, or notify, Tenant in writing to correct or remove the same, and if within ten (10) business days of receipt of said notice, Tenant fails to so correct or remove the same, Tenant shall be liable for any and all expenses incurred by Landlord in so doing. Any permitted alterations, additions for improvements shall conform to all requirements and regulations of applicable codes and regulations of any Board of Fire Underwriters having jurisdiction.

(d)                                 All alterations, additions or improvements in or to the Demised Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof upon the expiration or other termination of this Lease without disturbance, or injury; provided, however, that if Tenant is not in default in the performance of any of its obligations under this Lease, Tenant shall have the right to remove, prior to the expiration or other termination of this Lease, all trade fixtures, movable furniture, furnishings or equipment installed in the Demised Premises at Tenant’s expense. If such property of Tenant is not removed by Tenant prior to the expiration or other termination of this Lease, then Landlord shall have the right to remove and store the same at Tenant’s expense; and if such property is not removed within five (5) days after delivery of written notice to Tenant that such property has not been removed despite termination of this Lease, then the same shall become the property of Landlord and shall be surrendered with the Demised Premises as a part thereof.

TENANT’S EQUIPMENT AND OPERATIONS

8. (a) Tenant shall not conduct or permit the conduct of any activity, or place any equipment or materials in or about the Demised Premises, which will in any way either (i) increase the rate of fire or other insurance on the Building; (ii) injure, obstruct or interfere with the rights of other tenants or other persons having business at the Building; or (iii) conflict with the applicable local, state, or federal fire or other laws of regulations. If any increase in the rate of fire or other insurance shall be stated by any insurance company or by the applicable Insurance Rating Bureau to be due to Tenant’s activity or equipment in or about the Demised Premises, such statement shall be conclusive evidence that the increase in such rate is due to such activity, materials or equipment, and as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefore.

(b) Landlord shall allow Tenant to arrange and complete fiber optic cable connections with telecommunications public utilities or third parties for connection to fiber optic cable in public streets, utilities or adjacent property for the operations of Tenant in the Building, and Landlord shall cooperate, to the extent any cooperation is required, with Tenant and such public utilities or third parties to facilitate such connections.  Such cooperation shall include permitting such public utility or third parties or Tenant to install cable and/or conduit from Landlord’s property line through the Building minimum point of entry to the Demised Premises and installing a fiber distribution panel for such connections, including such agreements as are necessary to facilitate such installations and connections.  Tenant and/or Tenant’s third party provider shall bear all expenses of such installation.  Landlord agrees that there shall be no additional charge, other than as provided in this Lease, for such installation and operation.

MAINTENANCE BY TENANT: DAMAGE TO PREMISES

9. Except as otherwise provided in this Lease, Tenant hereby accepts the Premises in its condition existing on the commencement date of the Lease, subject to all applicable zoning, municipal,

county and state laws, ordinances, rules and regulations governing and regulating the use of the Premises. Property is leased in “AS-IS” condition.

(a) Tenant shall keep the Demised Premises and the fixtures and equipment therein in clean, safe and sanitary condition; shall take good care of the suffer no waste or injury thereto; and shall, at the expiration or other termination of this Lease, surrender the same broom clean in the same order and condition in which they are on the Commencement Date, ordinary wear and tear and damage by the elements, fire and other casualty not due to Tenant’s negligence excepted. Tenant shall immediately notify Landlord of, and Tenant shall repair, at Tenant’s sole expense (i) any damage to the Building or the Demised Premises which is caused by moving Tenant’s property into or out of the Building and/or the Demised Premises; (ii) any breakage caused by Tenant, its agents, servants, employees, and business invitees of Tenant; and (iii) any damage caused by fire or other casualty due to the negligence of Tenant, its agents, servants, employees, and business invitees; provided that all such repairs which are structural in nature, or which affect portions of the Building other than the Demised Premises, shall be performed by Landlord (at the expense of Tenant). If Tenant fails to make such repairs promptly after the receipt of a written request from Landlord, Landlord shall have the right to make necessary repairs, alterations and replacements. Any charge or cost incurred by Landlord in making repairs for which Tenant is liable shall be paid by Tenant as additional rent due and payable with the installment of Fixed Monthly Rent (or applicable renewal rent payment, if any) next falling due. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in such circumstances.

FURNISHINGS

10.                               Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures located in the Demised Premises. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by the Landlord. All moving of furniture, equipment and other material shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the sidewalks, drives, and grounds adjacent to the Building any of the Tenant’s furniture, equipment or other material there delivered or deposited.

TENANT’S INSURANCE; WAIVER OF SUBROGATION

11.                               If either party is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss, damage or liability, then such party hereby releases the other party, to the extent of the amount of such proceeds, from any and all liability for such loss, damage or liability, notwithstanding of such loss, damage or liability may arise out of the negligent act or omission of the other party; provided that such release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy of the insured’s ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its insurance policies, and shall promptly notify the other if such clause cannot be included in any such policy.

INSPECTION

12.                               Upon reasonable prior written notice from the Landlord or Agent, except in the event of an emergency where no such written notice shall be required, Tenant will allow the Landlord, Agent and their agents and employees to enter the Demised Premises at all reasonable times, without charge therefor or diminution of rent, for any of the following purposes: (i) to examine, inspect or protect the Demised Premises; (ii) to prevent damage or injury to the Demised Premises or to any other portion of the Building; (iii) to make such repairs as the Landlord may deem reasonably necessary; or (iv) during the last six (6) months of the Lease Term or any renewal term provided for hereunder, to enter the Demised Premises during normal business hours to show the Demised Premises to prospective tenants so long as Landlord does not unreasonably interfere with Tenant’s business operations.

ESTOPPEL CERTIFICATES

13.                               At any time upon five (5) days prior request therefor by Landlord and without charge therefore, Tenant shall execute, acknowledge and deliver to Landlord a written estoppel certificate, in recordable form, certifying the following to Landlord and any other persons designated by Landlord, as of the date of such estoppel certificate: (i) that Tenant is in possession of the Demised Premises, has unconditionally accepted the same, and is currently paying the rent and additional rent reserved hereunder (or such state of facts as then exists); (ii) that this Lease is unmodified and in full force and effect (or if there has been a modification, that this Lease is in full force as modified and setting forth such modifications); (iii) whether or not there are then-existing any set- offs, abatements, or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (iv) the dates, if any, to which any rent or other charges have been paid in advance; (v) that Tenant has no knowledge of any uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); and (vi) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail).

14.                               Not used.

EVENTS OF DEFAULT

15.                               The occurrence of any of the following shall constitute an event of default hereunder:

(a)                                 Failure of Tenant to pay, within ten (10) days of written notice by Landlord any installment of the Fixed Monthly Rent hereunder or any other sum herein required to be paid by Tenant.

(b)                                 Vacation or desertion of the Premises or permitting the same to be empty and unoccupied for more than thirty (30) days.

(c)                                  Tenant’s failure to perform any other covenant or condition of this Lease within thirty (30) days after written notice and demand, unless the failure is of such a character as to require more than thirty (30) days to cure, in which event Tenant’s failure to proceed diligently to cure such failure shall constitute an event of default.

(d)                                 Tenant shall become insolvent, make an assignment for benefit of creditors, make a transfer in fraud or creditors,  file a petition of bankruptcy under the National Bankruptcy Act, or if an involuntary petition under said Act is filed against Tenant or if a receiver or trustee is appointed for substantially all of Tenant’s assets;

(e)                                  The estate created hereby shall be taken on execution or other process of law;

(f)                                   [Deleted]

(g)                                  Landlord’s failure to perform any other covenant or condition of this Lease within thirty (30) days after written notice and demand, unless the failure is of such a character as to require more than thirty (30) days to cure, in which event Landlord’s failure to proceed diligently to cure such failure shall constitute an event of default.

REMEDIES  UPON  DEFAULT:         ENFORCEMENT

16.  (1) Upon the occurrence of any event of default of Tenant,  Landlord may, at Landlord’s sole option, exercise any or all of the following remedies, together with any such other remedies as may be available to Landlord at law or in equity:

(a) Landlord may terminate this Lease by giving Tenant written notice of its election to do so, as of a specified date not less than fifteen (15) days after the date of the giving of such notice and this Lease shall then expire on the date so specified and Landlord shall be then entitled to immediately regain possession of the demised Premises as if the date had been originally fixed as the expiration date of the terms of this Lease.  Landlord may then re- enter upon the leased Premises either with or without process of law and remove all persons therefrom, the statutory notice to quit or any other notice to quit being hereby expressly waived by Tenant. Tenant expressly agrees that the exercise by Landlord of the right of re- entry shall not be a bar to or prejudice in any way other legal remedies available to Landlord.

(b)                                 No termination of this Lease nor any taking or recovery of possession of the demised Premises shall deprive Landlord of any of his remedies or actions against Tenant for past or future rent, except as stated below nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Premises.

(c)                                  Deleted.

d)                                     In the event of a default or threatened default by Tenant of any of the terms or conditions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed by law or in equity as if no specific remedies of Landlord were set forth in this Lease.

(e)                                  It is further provided that if, under the provisions of this Lease, default be made and a compromise and settlement shall be had thereupon, it shall not constitute a waiver of any covenant herein contained, nor of the Lease itself; and it is hereby specifically agreed that this Lease shall not merge in any judgment had upon the same if compromise or settlement be made upon said judgment prior to termination of Tenant’s possession, the Lease in such event to continue by the payment of rent herein reserved, and the further performance of the covenants herein contained on the part of Tenant.

(f) Notwithstanding anything to the contrary in this Section 16 or this Lease, in the event of Tenant’s default, Landlord shall only be entitled to the amount of the rent and other charges that would be payable by Tenant as if Tenant exercised its right of early termination pursuant to Section 32 of this Lease.

(2) Upon the occurrence of any event of default of Landlord, Tenant may, at Tenant’s sole option, exercise any or all such other remedies as may be available to Tenant at law or in equity, including but not limited to termination of this Lease.

LANDLORD’S RIGHT TO CURE; LATE PAYMENT PENALTY

17.                               (a) If Tenant defaults in the performance of any of its obligations hereunder, other than its obligations to pay rent or other sums due and payable to Landlord under the terms of this Lease, and fails to cure such default(s) after notice thereof, as providing in Section 16 above, Landlord may (but shall not be required to) perform the same on behalf of Tenant, whereupon the cost to Landlord therefor, plus interest from the date paid by Landlord at the rate of eighteen percent (18%) per annum (or the maximum permissible rate under applicable law, if lesser) shall be paid by Tenant to Landlord as additional rent hereunder, due and payable with the installment of Fixed Monthly Rent or other applicable rental payment, if any, next falling due; provided, however, that such performance by Landlord shall not operate to cure such default or to stop Landlord from pursuing of any remedy to which Landlord would otherwise be entitled.

(b)                                 In the event that Tenant fails to pay any installment of rent within ten (10) business days after the same becomes due and payable shall be subject to a late payment charge equal to five percent (5%) of the payment not made when due; such late payment charge shall constitute additional rent hereunder and shall be payable with the installment of delinquent installment of rent.

TENANT HOLDING OVER

18.                               Tenant shall surrender possession of the Demised Premises, broom clean, upon expiration or other termination of this Lease. If Tenant shall continue to remain in possession of the Demised Premises after the expiration or other termination of this Lease with the knowledge and consent of Landlord, then the following provisions shall apply: (i) Tenant shall automatically become a tenant by the month at the Fixed Monthly Rent (as adjusted), or other applicable rental payment, for the initial thirty (30) days of such holdover period; and otherwise on all of the terms and provisions hereof; (ii) said monthly tenancy shall commence with the first day following the end of the Lease Term; (iii) Tenant shall be required to give Landlord at least thirty (30) days written notice of any intention to quit; and (iv) Tenant shall be entitled to thirty (30) days written notice to quit, except that in the event of nonpayment of rent in advance or of the breach of any other covenant by Tenant, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days’ notice to quit being hereby expressly waived. Notwithstanding the foregoing, however, if Tenant shall hold over after the expiration or termination of this Lease and Landlord desires to regain possession of the Demised Premises promptly at the expiration thereof, then at any time prior to Landlord’s acceptance of rent from Tenant as a monthly tenant hereunder, Landlord may elect to re-enter forthwith and take possession of the Demised Premises without process, or by any legal process permitted under applicable law.

UTILITIES AND SERVICES

19.                               Tenant, during the term of this Lease, shall not pay for its own gas, water, electricity, sewer, refuse disposal, and all other utility services used by it on the Premises. These utilities together with the condominium fees for the building shall constitute the building utilities.  In no event will such utilities include the cost of any capital improvement.  Tenant will during the term of the lease pay for its own telephone usage. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises. Tenant shall pay its proportionate share of utilities for the Building calculated by multiplying the total building utilities expense by Tenant’s Operating Expense Percentage. During any period when Tenant is the sole occupant of the building, Tenant shall pay 80% of total building utilities.  During any period when Tenant is not the sole tenant but the building is not fully leased, Tenant’s share of total building utilities shall be equal to total building utility expense multiplied by .8 (80%) which figure shall be multiplied by the ratio of Tenant’s square footage (Demised Premise’s square footage) to the total occupied square footage.  In no event shall Tenants portion of total building utilities calculated as provided in the previous sentence be less that Tenant’s Operating Expense Percentage.  In the event that Tenant elects in the future to separately meter its power usage it may do so at Tenant’s expense and shall set up an account and be billed directly by the utility provider. In the event Tenant is unable to be billed directly by the utility provider, Landlord shall bill Tenant for such electrical usage based on the meter readings and at the rate that is the same as charged to Landlord by the utility provider. In the event that Tenant’s power usage is directly metered, Tenant shall only be responsible in addition for its proportionate share of electricity for the common areas of the Building.

LANDLORD’S LIABILITY

20.                               Landlord and Agent assume no liability or responsibility whatever with respect to the operation of Tenant’s business in the Demised Premises or with respect to any loss or damage (or whatever kind and however caused) to the personal property documents, records, monies, or goods of

Tenant or to anyone in or about the Demised Premises by consent of Tenant; and the Tenant agrees to hold the Landlord and Agent harmless against all such claims.

CONDEMNATION

21.                               (a) If the whole of the demised Premises shall be taken by any governmental or quasi-governmental authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance in lieu thereof, the term of the Lease shall cease as of the day possession shall be taken by the governmental authority, and the entire award shall be the property of the Landlord, except for the value of any fixtures or equipment installed by Tenant.

(b)                                 In the event there in any taking by governmental or quasi-governmental authority of a portion of the Premises which does not seriously and adversely affect the ability of the Tenant to conduct its business on the Premises, the Lease shall remain in full force and effect, and the Tenant’s rent shall be equitably adjusted based on the reduction in area of the Premises.

LIABILITY INSURANCE

22.                               At all times during the term hereof, or any extension thereof, Tenant, at its own expense, shall maintain and keep in force for the mutual benefit of Landlord and Tenant, general public liability insurance against claims for personal injury, death or property damage occurring in or about the Premises or sidewalks or areas adjacent to the Premises to afford protection to the limit of not less than One Million Dollars and N0/100 ($1,000,000.00) with respect to injury or death of a single person, or any accident, and to the limit of not less than One Million Dollars and N0/100 ($1,000,000.00) with respect to property damage. The policy or policies shall name the Landlord as an additional insured. In order to evidence the coverage in effect, the Tenant shall provide the Landlord with a Certificate of Insurance, and Tenant will notify Landlord in writing at least ten (10) days prior to cancellation or nonrenewal  of  any such policies.

INDEMNIFICATION AND WAIVER OF DAMAGES

23.                               (a) Except for such intentional or negligent acts, Tenant shall indemnify and save Landlord harmless from and against any and all liability, claims, damages, penalties or judgments arising from or in any way connected with injury to person or property sustained by action, in and about the Premises, in custody and control of Tenant during the term of this Lease. If Landlord shall, without fault of its own, be made a part of any litigation commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and pay all costs, expenses and reasonable attorneys’ fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of this Lease.

(b)                                 In no event shall either party be liable to the other for any incidental, punitive, or consequential damages of any nature whatsoever, including lost profits or revenues, regardless of the foreseeability thereof or whether a party notifies the other of the possibility thereof.

BINDING EFFECT

24.                               It is agreed that this Lease shall be binding upon and inure to the benefits of the Landlord and Tenant and their successors and assigns. Subject to any provisions hereof, restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the District of Columbia.

RIGHTS OF MORTGAGEE

25.                               Mortgagee shall have the following rights:

(a)                                 Any notice required to be given to the Landlord by the Tenant shall be given as well, in the same manner to the Mortgagee.

(b)                                 In the event that Tenant shall have any excuse from paying rent or right to set off its expenses from the rent as a result of any default by the Landlord or shall have any expense from the performance of any obligation imposed upon Tenant by the terms of this Lease, then and in such event the Tenant shall give notice of its intended exercise of such right in the manner provided for herein to the Mortgagee and thereafter the Mortgagee shall have the right but not the obligation to cure said defaults within the time provided for cure of the same as set forth in this Lease.

(c)                                  Upon the request of the Mortgagee, the Tenant will furnish an Estoppel Certificate certifying to the rent paid and to be paid, the remaining term of the Lease, the existence of defaults of the Landlord, if any, and such other information concerning this tenancy as Mortgagee may from time to time require.

LEGAL FEES

26.                               If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action on trial or appeal, shall be entitled to his reasonable attorneys’ fees to be paid by the losing party as fixed by the Court.

TENANT IMPROVEMENTS

27.                               Landlord hereby grants unto Tenant the right to install improvements, all of which shall be installed at the sole cost and expense of Tenant. All such improvements shall be installed in a good workmanlike manner, and Tenant shall indemnify and save harmless Landlord from any liability of any kind in connection with the installation of said improvements.

PARKING

28.                               Landlord shall make available 40 parking spaces in the building for use as designated by Tenant.  The rent for each space shall be $125 per month.  It is expected that Tenant will designate that certain Tenant employees will have the right to use (and pay the rent for) each parking space.  Tenant expects to pay for such spaces directly to Landlord (and recover the cost by salary reduction arrangement with its employees).

FINAL AND ENTIRE AGREEMENT

29.                               This Lease contains the final and entire agreement between the parties, and they shall not be bound by any terms, conditions or representations not contained herein.

ADDENDUM

30.                               The provisions of any Addendum hereto attached and signed by the parties shall be considered a part of this Lease.

NOTICES

31.                               All notices required under this Lease shall be given in writing and shall be deemed to be properly served if sent by certified or registered mail to the following addresses:

TO LANDLORD:

Sodium LLC

2450 N Street, N.W.

Washington, D.C. 20037

TO TENANT:

Cogent Communications, Inc.

2450 N Street, N.W.

Washington, D.C. 20037

Attn: Thaddeus G. Weed – CFO
with copy to General Counsel

TERMINATION OF LEASE

32.                               Tenant may without penalty at any time terminate the lease of space pursuant to this Lease Agreement upon sixty (60) days written notice. Upon the effective date of any such termination Tenant shall no longer be obligated to pay rent or other charges and any advance rent payments or other charges shall be refunded to Tenant based on proration through the date of termination.

MISCELLANEOUS

33.                               This Lease cannot be changed orally, but only by a writing signed by the party or parties to be charged thereby. The invalidity or illegality of any provision of this Lease shall not affect the validity of the other provisions hereof. The captions and headings contained herein are for reference and convenience only. This Lease shall be construed in accordance with the laws of the District of Columbia. Each of the parties hereto hereby warrants and certifies to the other that it has full power and authority to enter into this Lease; each individual executing this Lease certified to the other party hereto that he or she has the right, power, capacity and authority to bind the entity on whose behalf he or she is executing the Lease. If Tenant is more than one person or entity the persons or entities comprising Tenant shall be jointly and severally liable hereunder. This Lease may  be  executed  in  multiple  original counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. The submission of this Lease to Tenant for examination shall not constitute a reservation of or an option to rent the Demised Premises; this Lease shall become effective and binding on Landlord only upon full execution hereof by Landlord.

ADDITIONAL PROVISIONS

33.  Landlord’s work shall include new carpet and paint within the Premises to be completed prior to the commencement of this Lease Agreement and shall be at Landlord’s sole cost and expense. Tenant and Landlord shall work together to agree on the type and color of the paint and carpet.

IN WITNESS WHEREOF, the parties have signed this Lease Agreement on the date first herein above written.

LANDLORD:                  Sodium LLC

By:	/s/ Dave Schaeffer
Dave Schaeffer

Date: April 16, 2015

TENANT: Cogent Communications Inc.

By:	/s/ Thaddeus G. Weed
Thaddeus G. Weed- CFO

Date:  April 16, 2015